Exhbiti 99.1


                        Contacts:   Bill Chardavoyne
                                    Chief Financial Officer
                                    (310) 255-2229
                                    bchardavoyne@activision.com

                                    Kristin Mulvihill Southey
                                    Vice President, Investor Relations
                                    (310) 255-2635
                                    ksouthey@activision.com

                                    Maryanne Lataif
                                    Vice President, Corporate Communications
                                    (310) 255-2704
                                    mlataif@activision.com



                  ACTIVISION ANNOUNCES SECOND QUARTER RESULTS

     Santa Monica, CA - November 6, 2003 - Activision, Inc. (Nasdaq: ATVI) today announced financial results for the second fiscal quarter and the six-month period ended September 30, 2003.

     Net revenues were $117.5 million as compared to $169.2 million reported for the second quarter last fiscal year. Net loss for the second fiscal quarter was $10.1 million, or a loss per share of $0.11, compared with net income of $9.1 million, or $0.08 per diluted share, reported for the same period last year. The company's results were down year over year due to a significantly smaller release schedule.

     Net revenues for the six-month period ended September 30, 2003, were $276.2 million, as compared to net revenues of $360.4 million reported for the six-month period of last fiscal year. Net loss for the six-month period ended September 30, 2003 was $5.9 million, or a loss per share of $0.07, compared with net income of $29.8 million, or $0.29 per diluted share, reported for the same period last year.

     Ron Doornink, President of Activision said, "we had a light release schedule for the second quarter, however, our main focus for this fiscal year remains our third quarter releases - Tony Hawk's Underground(TM), True Crime(TM): Streets of L.A.(TM), Call of Duty(TM) and Empires: Dawn of the Modern World(TM), which represent some of the strongest, most innovative games in our company's history. Overall our competitive position remains strong as we continue to make progress with our quality enhancement initiatives.

Business Highlights

     During the quarter, the company shipped Disney's Extreme Skate Adventure for the PlayStation 2 computer entertainment system, Xbox video game console and Nintendo(R)GameCube(TM) and Game Boy(R) Advance, Cabela's(R) Deer Hunt 2004 Season(TM) for the PlayStation 2 computer entertainment system and Xbox video game console and LucasArts Entertainment's Jedi Knight: Jedi Academy(TM) for the PC which Activision developed and publishes in Europe. Activision's quarterly results were driven by newly released titles, as well as solid performance of the company's catalog franchises including Spider-Man(TM), Tony Hawk's Pro Skater(TM) and Return to Castle Wolfenstein(TM).

     On October 30, 2003, Activision announced that it had exercised its option to acquire the remaining 70% of outstanding common stock in Infinity Ward, the developer of Activision's highly acclaimed PC game, Call of Duty.

     Activision's product slate for the remainder of fiscal year 2004 includes the recently released Tony Hawk's Underground, for the PlayStation 2 computer entertainment system, Xbox video game console, GameCube and Game Boy Advance, which is being supported by the biggest marketing and advertising campaign in Activision's history; the highly anticipated True Crime: Streets of L.A., for the PlayStation 2 computer entertainment system, Xbox video game console and GameCube platform, which garnered more pre-orders than any game in the company's history; and Call of Duty, which received a 93 rating by industry leading PC Gamer Magazine and Empires: Dawn of the Modern World(TM) for the PC.

     Titles slated for release after the holiday season include MTX:
Mototrax(TM) for the PlayStation 2 computer entertainment system, Xbox video game console and GameCube, Pitfall(TM) for the PlayStation 2 computer entertainment system, Xbox video game console, GameCube and Game Boy Advance and Tencho(R) Return from Darkness(TM) for the Xbox video game console.

     Activision also announced that the company is modifying its full fiscal year 2004 and third and fourth quarter outlook. The company is raising its outlook for net revenue for the full fiscal year by $30 million to $780 million, while at the same time it is moving Doom 3 into its next fiscal year for planning purposes. However, the company is taking a one-time, pre-tax charge of approximately $23 million in the third quarter related to product cancellations including the previously announced titles Trinity(TM), Shaun Palmer's Pro Snowboarder 2(TM) and the sequel to Street Hoop's(TM). The after-tax effect of this change amounts to approximately $0.16 per diluted share. The company's previously provided outlook for fiscal year 2004 earnings per diluted share was $0.47. The company now expects earnings per diluted share of $0.34 for the fiscal year ending March 31, 2004, which includes the charge.

     The company is raising its outlook for third quarter net revenue of $390 million and expects earnings per diluted share of $0.45, which includes the one-time charge. For the fourth quarter, the company expects net revenues of $114 million and a loss per share of $0.05.

     Doornink added, "The video game market is increasingly dominated by high-quality products based on recognizable franchises supported with big marketing programs. We have decided to take steps to align our business with the continuing evolution of the video game market. Specifically, we have canceled the development of 10 games, which we believe are unlikely to produce an acceptable level of return on our investment. This will enable us to focus and increase our development and marketing resources on those franchises with the greatest potential. We believe that this realignment will enhance our position to capitalize on the opportunities presented by the growing mass-market installed base of hardware platforms.

     Activision's fiscal year 2005 game slate includes Spider-Man 2(TM), Shrek 2(TM), DOOM 3(TM), Lemony Snicket's: A Series of Unfortunate Events(TM), Dreamworks' A Shark's Tale(TM), Call of Duty(TM): Finest Hour(TM), Vampire(R) The Masquerade - Bloodlines(TM), Rome: Total War(TM), Peter Molyneux's The Movies(TM) and X-Men(TM): Legends(TM).

     Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted net revenues of $864 million for the fiscal year ended March 31, 2003.

     Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Japan, Australia, Scandinavia and the Netherlands. More information about Activision and its products can be found on the company's World Wide Web site, which is located at www.activision.com.

Note: The statements made in this press release that are not historical facts are forward looking statements. Although the company believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, a number of important factors could cause our actual future results to differ materially from those expressed in any such forward-looking statements.

Such factors include, without limitation, product delays, retail acceptance of our products, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, vendors and third party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities.

These important factors and other factors that potentially could affect the company's financial results are described in our filings with the Securities and Exchange Commission, including the company's most recent Annual Report on Form 10 K and Quarterly Reports on Form 10-Q.


                               (Tables to Follow)

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

                                                            Six months
                         Quarter ended September 30,    ended September 30,
                              2003       2002          2003         2002
                                        Restated                   Restated
                          ----------  ------------  -----------  -----------

Net revenues              $  117,523  $    169,172  $  276,248   $   360,430
Costs and expenses:
 Cost of sales
    - product costs           72,391       80,779      149,001       164,123
 Cost of sales
    - software royalties
     and amortization         11,397       18,055       26,895        33,893
 Cost of sales
    - intellectual
     property licenses         7,401        5,143       17,544        17,786
 Product development          15,894       13,259       29,474        25,010
 Sales and marketing          17,237       28,776       43,522        50,769
 General and administrative   10,136       11,826       21,599        26,319
                          ----------  ------------  -----------  -----------
  Total operating expenses   134,456      157,838      288,035       317,900

Operating income (loss)      (16,933)      11,334      (11,787)       42,530
Investment income, net         1,404        2,865        2,661         4,021

Income (loss) before
 provision (benefit)
 for income taxes            (15,529)      14,199       (9,126)       46,551
Provision (benefit)
 for income taxes             (5,436)       5,113       (3,196)       16,761
                          ----------  ------------  -----------  -----------
Net income (loss)         $  (10,093) $     9,086   $   (5,930)  $    29,790
                          ==========   ==========   ==========   ===========

Basic earnings
 (loss) per share         $    (0.11) $      0.09   $    (0.07)  $      0.31
Weighted average
 common shares outstanding    88,162      100,172       88,105        94,587

Diluted earnings
 (loss) per share         $   (0.11)  $      0.08   $    (0.07)  $      0.29
Weighted average
 common shares
 outstanding assuming
 dilution                    88,162       108,731       88,105       103,916


Share and earnings per share data have been restated to reflect our three-for-two stock split for shareholders of record as of May 16, 2003, paid June 6, 2003.

ACTIVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
                                         September 30,    March 31,
                                             2003           2003
                                        -------------   -------------
ASSETS
 Current assets:
   Cash, cash equivalents and
     short-term investments             $     411,436   $     406,954
   Accounts receivable, net                    29,502          15,822
   Inventories                                 21,163          19,577
   Software development                        63,109          26,791
   Intellectual property licenses              17,239           8,906
   Deferred income taxes                       32,375          38,290
   Other current assets                        23,099          10,565
                                        -------------   -------------
     Total current assets                     597,923         526,905
                                        =============   =============

   Software development                        23,665          35,281
   Intellectual property licenses              24,987          36,943
   Property and equipment, net                 26,562          22,265
   Deferred income taxes                       20,300          10,322
   Other assets                                 1,893           5,081
   Goodwill                                    67,726          68,019
                                        -------------   -------------
     Total assets                       $     763,056   $     704,816

LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Current portion of long-term debt    $           -   $         147
   Accounts payable                            49,015          45,602
   Accrued expenses                            49,947          58,656
                                        -------------   -------------
     Total current liabilities                 98,962         104,405

 Long-term debt, less current portion               -           2,671
                                        -------------   -------------
     Total liabilities                         98,962         107,076

 Shareholders' equity:
   Common stock                                    -                -
   Additional paid-in capital                 681,233         592,295
   Retained earnings                          124,634         130,564
   Treasury stock                            (142,946)       (121,685)
   Accumulated other
    comprehensive loss                          1,173          (3,434)
                                        -------------   -------------
     Total shareholders' equity               664,094         597,740

     Total liabilities and
       shareholders' equity             $     763,056   $     704,816
                                        =============   =============

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter and Six Months Ended September 30, 2003 and 2002
(Amounts in thousands)

                                                                                                                Percent
                                                                                                                Increase
                                                                      Quarter Ended                            (Decrease)
                                            September 30, 2003                      September 30, 2002
                                          Amount        % of Total                  Amount  % of Total
Geographic Revenue Mix
         United States                 $      46,450         40%                $    93,298     55%             -50%
         International                        71,073         60%                     75,874     45%              -6%
                                        ------------        ----                -----------   -----            -----
         Total net revenues            $     117,523        100%                $   169,172    100%             -31%


Activity/Platform Mix
Publishing:
         Console                        $     46,019         64%                $   83,766      66%             -45%
         Hand-held                             4,187          6%                    14,797      12%             -72%
         PC                                   21,590         30%                    28,535      22%             -24%
                                        ------------        ----                -----------   -----            -----
         Total publishing               $     71,796         61%                $  127,098      75%             -44%

Distribution:
         Console                        $     33,188         73%                $  33,600       80%              -1%
         Hand-held                             4,730         10%                    3,141        7%              51%
         PC                                    7,809         17%                    5,333       13%              46%

                                        ------------        ----                -----------   -----            -----
         Total distribution             $     45,727         39%                $  42,074        25%              9%
                                        ------------        ----                -----------   -----            -----
         Total net revenues             $    117,523        100%                $ 169,172       100%            -31%



                                                                                                               Percent
                                                                                                               Increase
                                                                    Six Months Ended                          (Decrease)
                                          September 30, 2003                     September 30, 2002
                                          Amount        % of Total                Amount  % of Total
Geographic Revenue Mix
         United States                  $   129,189           47%                $ 200,402       56%            -36%
         International                      147,059           53%                  160,028       44%             -8%
                                        ------------        ----                -----------   -----            -----
         Total net revenues             $   276,248          100%                $ 360,430      100%            -23%


Activity/Platform Mix
Publishing:
         Console                        $   134,503           72%               $  197,926      71%             -32%
         Hand-held                            8,783            5%                   25,487       9%             -66%
         PC                                  42,915           23%                   56,830      20%             -24%
                                        ------------        ----                -----------   -----            -----
         Total publishing               $   186,201           67%               $  280,243      78%             -34%

Distribution:
         Console                        $    68,530           76%               $   63,706      80%               8%
         Hand-held                            7,642            9%                    5,740       7%              33%
         PC                                  13,875           15%                   10,741      13%              29%
                                        ------------        ----                -----------   -----            -----
         Total distribution             $    90,047           33%               $   80,187      22%              12%
                                        ------------        ----                -----------   -----            -----
         Total net revenues             $   279,248          100%               $  360,430     100%             -23%
                                        ============        ====                ===========   =====            =====

ACTIVISION, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Quarter and Six Months Ended September 30, 2003 and 2002




                                           Quarter Ended       Quarter Ended     Six Months Ended    Year Ended
                                        September 30, 2003  September 30, 2002  September 30, 2003 September 30, 2002
Publishing Net Revenues

         PC                                    30%                  22%            23%                20%
-----------------------------------         -----------        ------------     ----------         ----------
         Console                               64%                  66%             72%               71%
-----------------------------------         -----------        ------------     ----------         ----------
                  PlayStation  2               32%                  37%             35%               36%
                  Microsoft Xbox               18%                  12%             26%               12%
                  PlayStation                  10%                   9%              6%                7%
                  Nintendo GameCube             4%                   5%              5%               15%
                  Nintendo 64                   0%                   3%              0%                1%

         Hand-held                              6%                  12%              5%                9%
-----------------------------------         -----------        ------------     ----------         ----------
                  Game Boy Advance              5%                  11%              5%                8%
                  Game Boy Color                1%                   1%              0%                1%
-----------------------------------         -----------        ------------     ----------         ----------
         Total publishing net revenues        100%                 100%            100%              100%
======================================      ===========        ============     ==========         ==========